UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Dear Fellow Stockholder:

Thank you for your interest and investment in our company. We have previously provided you with proxy materials regarding our 2019 Annual Meeting of Stockholders to be held on Thursday, September 12, 2019.

We are pleased that both Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) have released their reports regarding our Annual Meeting and both have recommended a vote FOR each of our director nominees. Our Board recommends that stockholders elect ALL of Iteris’ highly-qualified and experienced director nominees.

Our Board and management team have made great strides in growing Iteris’ business and adopting best practices in corporate governance. We believe the recommendations from ISS and Glass Lewis to re-elect all of our director nominees reflect a recognition of those improvements.

Your vote is extremely important. We urge you to follow the recommendations of ISS and Glass Lewis and vote FOR the election of all our director nominees today.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor,

New York, NY 10005

Banks and Brokerage Firms, please call: (212) 269-5550

Stockholders, please call toll free: (866) 207-2239

Email: ITI@dfking.com

Sincerely,

Thomas L. Thomas